UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2016

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (415) 331-0303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Chief Financial Officer.

Effective April 30, 2016, Medizone International, Inc. (the “Company”) hired Boyd Gayle Evans as its Chief Financial Officer, following the resignation effective the same day of the former Chief Financial Officer of the Company, Thomas Auger, who resigned in order to pursue other business opportunities.

Mr. Evans, age 41, served as the VP of Finance and Business Systems of BioFire Defense, LLC (“BioFire”), a leader in the molecular diagnostics market and a wholly owned subsidiary of bioMérieux SA, from January 2014 to December 2015.  Prior to his position at BioFire, Mr. Evans served as the controller for BioFire Diagnostics for over 12 years.  During his tenure at the BioFire entities, Mr. Evans managed all areas of financial reporting, accounting, and internal controls, and facilitated the proposal, award, and execution of over $350 million in government contracts and grants.

The Company and Mr. Evans entered into an employment agreement that is subject to termination at the discretion of either party. Mr. Evans will be paid an annual salary of $60,000.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are provided as part of the information furnished under this Current Report on Form 8-K:

Exhibit	Description
10.1	Executive Employment Agreement with Boyd G. Evans, dated effective April 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Edwin G. Marshall
Edwin G. Marshall Chief Executive Officer

Date: May 5, 2016